EXHIBIT 99.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of National R.V. Holdings, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley C. Albrechtsen, Chief Executive Officer and President of the Company, and Mark D. Andersen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



      /s/ BRADLEY C. ALBRECHTSEN                  /s/ MARK D. ANDERSEN
      --------------------------                  --------------------
      Bradley C. Albrechtsen                      Mark D. Andersen
      Chief Executive Officer                     Chief Financial Officer
      and President                               (Principal Accounting and
      November 12, 2002                            Financial Officer)
                                                  November 12, 2002